LIBERTY FOOD GROUP, LTD.


                    ----------------------------------------



                               As of July 1, 1999

  Barry L. Hawk
  638 Willow Road
  West Hempstead, New York 11552

         Re:     Grant of Stock Option

  Dear Barry:

         1. Grant of Option. As an incentive for you to remain an employee of the Company or its subsidiaries, and to encourage you to acquire the proprietary interest of a stockholder, Liberty Food Group, Ltd., a Delaware corporation and its present and future subsidiaries, including partnerships, limited liability companies and other entities in which it directly or indirectly holds 50% or more of the equity interests thereof (collectively, the "Company"), hereby gives and grants to you (the "Optionee"), subject to all of the provisions of this Agreement, the right and option (the "Option") to purchase up to the aggregate number of shares (the "Option Shares") of common stock, $.001 per share par value, of the Company set forth in part (a) of Exhibit A attached hereto at the applicable exercise price per share set forth in part (c) of Exhibit A attached hereto (the "Option Price").
         2. Terms of Exercise. The Option, which is granted pursuant hereto is not exercisable until the respective commencement exercise dates set forth in part (c) of Exhibit A attached hereto and then only for the number of Option Shares set forth for each commencement exercise date, and the Option may not be exercised after the respective termination exercise dates set forth in part
  (b) of Exhibit A attached hereto, unless extended by the Board or the committee appointed by the Board of Directors of the Company (the "Committee"). The Option shall be exercisable by the Optionee in whole or in part, from time to time. The Company agrees that until the termination exercise date, the Company shall maintain a sufficient number of authorized shares of Common Stock (which may be unissued shares or issued shares that have been reacquired by the Company) to provide the number of unexercised Option Shares granted to Optionee hereunder, after giving effect to all adjustments pursuant to Section 8 of the Plan.
         3. Limitations on Right to Exercise. Unless earlier terminated in accordance with its terms, the Option shall terminate upon any of the following:
                 (i) Voluntary termination of employment by the Optionee, with or without the consent of the Company;

                 (ii) Termination of the Optionee's employment by the Company other than for cause; or

                 (iii) Termination of the Optionee's employment because of death, disability, retirement, or because the employing subsidiary has ceased to be a subsidiary of the Company and the Optionee did not, prior thereto or contemporaneously therewith, become an employee of the Company or of another subsidiary;

  provided, that in any such event, any Options granted hereunder shall automatically vest on the date thereof shall be exercisable by Optionee, his estate, successor or assigns, until the expiration date attributable to such Options.
         4. Payment of Option Price and Conditions of Exercise. Each exercise of the Option shall be effective only upon the delivery of a written notice of such exercise to the Company, addressed to the Secretary of the Company (the "Secretary"), together with payment in full of the price for as many of the Option Shares as to which the Option is being exercised. The date of exercise, provided the Option is validly exercised, is the date on which the Secretary receives the notice, payment and instruments referred to in this Paragraph 4. The price for such Option Shares shall be paid in cash. No person exercising the Option will be, or will be deemed to be, the owner of any Option Shares and shall have no rights as shareholder in respect of such Option Shares until the occurrence of the applicable commencement exercise date, and the satisfaction of all other conditions to the issuance of such Option Shares and unless and until certificates for such Option Shares are issued to such person. The Committee may require as a condition of each exercise of the Option that the Optionee (or other authorized purchaser of Option Shares) represents in writing to the Company at the time of exercise of the Option that it is the Optionee's (or such purchaser's) then intention to acquire the Option Shares for investment and not for resale or with a view to the distribution thereof may require that the Optionee (or such purchaser) deliver this Agreement to the Secretary or other designated officer of the Company, who shall endorse hereon a notation of such exercise and return this Agreement to the Optionee (or such purchaser).
         5. Adjustment of Option Price and Number of Shares. The number and kind of Option Shares purchasable upon the exercise of this Option and the Option Price hereunder shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:
          (a) Reclassification, Etc. In case of any reclassification, reorganization, change or conversion of securities of the class issuable upon exercise of this Option (other than a change in par value, or from par value to no par value) of other shares or securities of the Company, or (ii) any consolidation of the Company with or into another corporation (other than a merger or consolidation with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Option), or (iii) any sale of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver the holder of this Option a new Option or a supplement hereto (in form and substance reasonably satisfactory to the holder of this Option), so that the holder of this Option shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Option, and in lieu of the shares of Common Stock theretofore issuable upon the exercise of this Option, the kind and amount of shares of stock and other securities, receivable upon such reclassification, reorganization, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Option. Such new Option shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
  Section 5. The provisions of this Section 5(a) shall similarly attach to successive reclassifications, reorganizations, changes, and conversions.
          (b) Subdivision of Shares. If the Company at any time during which this Option remains outstanding and unexpired shall subdivide its Common Stock, the Option Price shall be proportionately decreased and the number of Shares purchasable hereunder shall be proportionately increased.
          (c) Below Market Issuance; Stock Dividends; Etc.. If the Company at any time while this Option is outstanding and unexpired shall (i) issue or sell any shares of Common Stock at a price below average of the closing bid prices for the Common Stock, as reported by the principal exchange upon which the Common Stock trades, for the 20 consecutive trading days ending with the day which is two trading days prior to the date of issuance (the "Market Price"), other than shares issued pursuant to the exercise of options or warrants outstanding as of the date hereof, (ii) issue, sell or fix a record date for the issuance of rights, options, warrants or other securities exercisable, convertible or exchangeable into Common Stock (collectively, "Warrants"), at a price per share (or exercise, conversion or exchange price per share) which is below Market Price, (iii) pay a dividend with respect to Common Stock payable in Common Stock or Warrants, or (iv) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and (b) above), the price at which the holder of this Option shall be able to purchase Shares shall be adjusted by multiplying the Option Price in effect immediately prior to such date of determination of the holders of securities entitled to receive such distribution, by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, as if all such Warrants had been exercised and the Company received the consideration payable in respect thereof. Upon each adjustment in the Option Price pursuant to this Section 5(c), the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Option Price by a fraction, the numerator of which shall be the Option Price immediately prior to such adjustment and the denominator of which shall be the Option Price immediately thereafter.
          (d) Repurchase or Redemptions of Common Stock or Options. If the Company at any time while this Option is outstanding and unexpired shall repurchase or redeem any outstanding shares of Common Stock or any Warrants, the Option Price shall thereupon be adjusted by multiplying the Option Price in effect immediately prior to such repurchase or redemption by a fraction (i) the numerator of which shall be Option Price in effect immediately prior to such repurchase or redemption and (ii) the denominator of which shall be the per share fair market value of the consideration paid for each of the shares of Common Stock and/or Options at the time of purchase or redemption. Upon each adjustment in the Option Price pursuant to this Section 5(d), the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Option Price by a fraction, the numerator of which shall be the Option Price immediately prior to such adjustment and the denominator of which shall be the Option Price immediately thereafter. Notwithstanding anything contained herein to the contrary, upon a reverse stock split of the outstanding shares of Common Stock, there shall be no adjustment to either the Option Price or the number of shares of Common Stock purchasable hereunder.
          (e) Notice of Adjustments. Whenever the Option Price or the number of Option Shares purchasable hereunder shall be adjusted pursuant to this Section 5, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to the holder of this Option.
          (f) Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercised hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.
          (g) Cumulative Adjustments. No adjustment in the Option Price shall be required under this Section 5 until cumulative adjustments result in a concomitant change of 1% or more of the Option Price or in the number of Option Shares purchasable hereunder as in effect prior to the last such adjustment; provided, however, that any adjustments which by reason of this
  Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
         6. No Right to Continued Employment. This Agreement is not an employment agreement and nothing contained in this Agreement shall in any manner restrict or affect the right of the Company to terminate the Optionee's employment at any time, for any reason, with or without cause.
         7. Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver the Option Shares, or any of them, hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Without limiting the generality of the foregoing, the Optionee acknowledges and understands that the Option Shares have not been registered under the Securities Act of 1933, as amended, or under the "blue sky" or securities laws of any state, that the Company has no obligation to so register any of the Option Shares and that, except to the extent the Option Shares are so registered, the Option Shares will be restricted securities and may be sold, transferred or otherwise disposed of only if an exemption from such registration is available. Unless and until the Option Shares have been so registered, there shall be noted conspicuously upon each stock certificate representing Option Shares, the following legend:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended ("1933 Act") nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (ii) Rule 144 under the 1933 Act to the extent applicable (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under such act or acts is available.

          The rights to transfer and vote the shares represented by this Certificate are restricted by the terms and provisions contained in an Employee Stock Option Agreement."

         8. Sale of Entire Stock of the Company. In the event that the Board of Directors of the Company or the holders of more than 50% of the shares of Common Stock of the Company accept a bona-fide offer received from a third party unaffiliated with the Company (including an offer which is the result of a solicitation by the Company or such Common shareholders) for the sale of all or substantially all of the Common Stock of the Company, then upon the request of the Board of Directors of the Company, Optionee agrees to sell all of the Option Shares to the third party purchaser at the same price and terms as to be received solely in respect of share purchase price by the other holders of Common Stock of the Company (which price shall exclude the value of any payments or benefits received by any other shareholder pursuant to any employment, management, consulting, non-competition, severance, restrictive covenant or similar agreement, or any securities or options or warrants or rights to subscribe to securities, payable or granted as compensation or incentives for services rendered or to be rendered). The Optionee shall also tender the Option Shares (together with stock certificates and stock powers therefor endorsed in blank), free and clear of all liens, claims and encumbrances other than this Agreement, and shall execute and deliver such other instruments and documents so as to implement the approved sale of capital stock of the Company.
         9.      Execution.
          (a) The grant of the Option hereunder shall be binding and effective only if this Agreement is duly executed by or on behalf of the Company and by the Optionee or his representative, and a signed copy is returned to the Company.
          (b) Optionee acknowledges that no assurances or representations are made by the Company as to the present or future market value of the Company's Common Stock or as to the business, affairs, financial condition or prospects of the Company. Optionee acknowledges that the Shares of the Company are not publicly traded, that there is currently no market for the Shares nor is it likely any market will ever develop for the Shares. Neither Optionee nor his estate, personal representatives or any other successor or transferee shall have any registration rights with respect to any public offering of securities of the Company, its subsidiaries, affiliates, successors or assigns. AGREED AND ACCEPTED:



  Barry L. Hawk (Signature of Optionee) LIBERTY FOOD GROUP, LTD.



  By: _____/s/_________________
         Name: Dennis Lane
          Title: Chief Executive Officer



                                EXHIBIT A



  (a) Total Number of shares of the Common Stock covered by the Option: Two million one hundred seventy five thousand (2,175,000 Shares)

  (b) Termination exercise date: For each tranche of Options described below, seven years from the date of vesting of such tranches.

  (c)        Number of Shares; Vesting Date; Exercise Price per share:


              Vesting Date;
  Number of Shares          Exercise Date              Exercise
                                                       Price per share

              275,000            (i) On or before July 1,             Par value per share
                                 2000 if, for the 12 month
                                 period ending June 30, 2000
                                 the Company as achieved 20%
                                 revenue growth from the 12
                                 month period commencing
                                 June 30, 1999, or (ii)
                                 immediately upon the
                                 acquisition of another
                                 entity with $5,000,000 or
                                 more in annual revenues in
                                 such entity's most recent
                                 fiscal year

              400,000            (i) On or before July 1,               $1.00 per share
                                 2001 if, for the 12 month
                                 period ending June 30, 2001
                                 the Company has achieved
                                 20% revenue growth from the
                                 12 month period commencing
                                 June 30, 2000, or (ii)
                                 immediately upon the
                                 acquisition of another
                                 entity with $5,000,000 or
                                 more in annual revenues in
                                 such entity's most recent
                                 fiscal year

              450,000            (i) On July 1, 2002 if, for            $1.50 per share
                                 the 12 month period ending
                                 June 30, 2002 the Company
                                 has achieved 20% revenue
                                 growth from the 12 month
                                 period commencing June 30,
                                 2001, or (ii) immediately
                                 upon the  acquisition of
                                 another entity with
                                 $5,000,000 or more in
                                 annual revenues in such
                                 entity's most recent fiscal

              500,000            (i) On July 1, 2002 if, for            $2.00 per share
                                 the 12 month period ending
                                 June 30, 2001 the Company
                                 has achieved 20% revenue
                                 growth from the 12 month
                                 period ending June 30,
                                 2002, or (ii) immediately
                                 upon acquisition of another
                                 entity with $5,000,000 or
                                 more in annual revenues in
                                 such entity's most recent
                                 fiscal year

              550,000            (i) On July 1, 2004 if, for            $2.50 per share
                                 the 12 month period ending
                                 June 30, 2004 the Company
                                 has achieved 20% revenue
                                 growth from the 12 month
                                 period commencing June 30,
                                 2003, or (ii) immediately
                                 upon the  acquisition of
                                 another entity with
                                 $5,000,000 or more in
                                 annual revenues in the
                                 entity's most recent fiscal

     Notwithstanding the foregoing, Shares shall vest if either the revenue growth or an acquisition benchmark shall occur within the following 12-month period (e.g., if the Company achieved 18% revenue or did not make an acquisition for the 12-month period but within the subsequent 12 months either achieves 2% revenue growth or an acquisition, the shares for the previous period shall vest.